Calculation of Filing Fee Tables
S-8
VERRA MOBILITY Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Restricted Stock Units Agreement (Inducement Award) Class A common stock, $0.0001 par value per share	Other	1,583,333	$ 3.0805	$ 4,877,457.31	0.000087	$ 424.34
Total Offering Amounts:						$ 4,877,457.31		$ 424.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 424.34
Offering Note
[1]	(1) (a) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A common stock, $0.0001 par value per share (the "Common Stock"), of the Company (the "Registrant") that become issuable under the Restricted Stock Units Agreement (Inducement Award), by and between the Registrant and Jon Newhard (the "Inducement Award") by reason of any stock dividend, stock split, recapitalization, or other similar transaction that results in an increase in the number of outstanding shares of Common Stock. (b) Represents shares of Common Stock reserved for issuance upon the vesting and settlement of restricted stock units in accordance with the terms of the Inducement Award. (c) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per share and maximum aggregate offering price are calculated on the basis of the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Capital Market on October 26, 2026, which date is a date within five business days of the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources